                                                                    Exhibit 4.17


                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT



                                 by and between

                  CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)
                                    as Lender

                                       and

                               CLEAN HARBORS, INC.
                   CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.
                   CLEAN HARBORS KINGSTON FACILITY CORPORATION
                        CLEAN HARBORS OF BRAINTREE, INC.
                          CLEAN HARBORS SERVICES, INC.
                          CLEAN HARBORS OF NATICK, INC.
                       CLEAN HARBORS OF CONNECTICUT, INC.
                        MURPHY'S WASTE OIL SERVICE, INC.
                                 MR. FRANK, INC.
                      SPRING GROVE RESOURCE RECOVERY, INC.
                       HARBOR MANAGEMENT CONSULTANTS, INC.

                                  as Borrowers



                              Dated: April 12, 2001

                                TABLE OF CONTENTS
                                -----------------


SECTION 1.  DEFINITIONS.....................................   1

SECTION 2.  CREDIT FACILITIES...............................  11

2.1    Revolving Loans......................................  11
2.2    Letter of Credit Accommodations......................  12
2.3    Term Loan............................................  14
2.3A   2000 Term Loan.......................................  15
2.4    Availability Reserves................................  15
2.5    Appointment of CHES as Agent for Requesting Loans
       and Receipt of Statements............................  15

SECTION 3.  INTEREST AND FEES...............................  15

3.1    Interest.............................................  15
3.2    Closing Fee..........................................  17
3.3    Servicing Fee; Administrative Fee; Anniversary Fee...  17
3.4    Unused Line Fee......................................  17
3.5    Changes in Laws and Increased Costs of Loans.........  17

SECTION 4.  CONDITIONS PRECEDENT............................  18

4.1    Conditions Precedent to Initial Loans and Letter of
       Credit Accommodations................................  18
4.2    Conditions Precedent to All Loans and Letter of
       Credit Accommodations................................  20
4.3    Conditions Subsequent................................  21

SECTION 5.  GRANT OF SECURITY INTEREST......................  21

SECTION 6.  COLLECTION AND ADMINISTRATION...................  22

6.1    Borrowers' Loan Account..............................  22
6.2    Statements...........................................  23
6.3    Collection of Accounts...............................  23
6.4    Payments.............................................  24
6.5    Authorization to Make Loans..........................  24
6.6    Use of Proceeds......................................  25

SECTION 7.  COLLATERAL REPORTING AND COVENANTS..............  25

7.1    Collateral Reporting.................................  25
7.2    Accounts Covenants...................................  25
7.3    Equipment Covenants..................................  27
7.4    Power of Attorney....................................  27
7.5    Right to Cure........................................  28
7.6    Access to Premises...................................  28
7.7    Surveys of Real Property.............................  28

SECTION 8.  REPRESENTATIONS AND WARRANTIES..................  29

8.1    Corporate Existence, Power and Authority;
       Subsidiaries.........................................  29
8.2    Financial Statements; No Material Adverse Change.....  29
8.3    Chief Executive Office; Collateral Locations.........  29
8.4    Priority of Liens; Title to Properties...............  29
8.5    Tax Returns..........................................  30
8.6    Litigation...........................................  30
8.7    Compliance with Other Agreements and Applicable Laws.  30

8.8    Environmental Compliance.............................  30
8.9    Employee Benefits....................................  31
8.10   Interrelated Businesses..............................  32
8.11   Accuracy and Completeness of Information.............  32
8.12   Bank Accounts........................................  32
8.13   Survival of Warranties; Cumulative...................  32

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS..............  33

9.1    Maintenance of Existence.............................  33
9.2    New Collateral Locations.............................  33
9.3    Compliance with Laws, Regulations, Etc...............  33
9.4    Payment of Taxes and Claims..........................  35
9.5    Insurance............................................  35
9.6    Financial Statements and Other Information...........  36
9.7    Sale of Assets, Consolidation, Merger, Dissolution,
       Etc..................................................  37
9.8    Encumbrances.........................................  37
9.9    Indebtedness.........................................  38
9.10   Loans, Investments, Guarantees, Etc..................  39
9.11   Dividends and Redemptions............................  39
9.12   Transactions with Affiliates.........................  39
9.13   Working Capital......................................  39
9.14   Adjusted Net Worth...................................  40
9.14A  Senior Debt to EBITDA................................  40
9.14B  Minimum EBITDA.......................................  40
9.15   Compliance with ERISA................................  40
9.16   Costs and Expenses...................................  40
9.17   Further Assurances...................................  41

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.................  42

10.1   Events of Default....................................  42
10.2   Remedies.............................................  44

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND
             CONSENTS; GOVERNING LAW........................  45

11.1   Governing Law; Choice of Forum; Service of Process;
       Jury Trial Waiver....................................  45
11.2   Waiver of Notices....................................  47
11.3   Amendments and Waivers...............................  47
11.4   Waiver of Counterclaims..............................  47
11.5   Indemnification......................................  47

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS...............  48

12.1   Term.................................................  48
12.2   Notices..............................................  49
12.3   Partial Invalidity...................................  49
12.4   Successors...........................................  49
12.5   Participant's Security Interest......................  49
12.6   Confidentiality......................................  49
12.7   Joint and Several Liability..........................  50
12.8   Suretyship Waivers and Consents......................  50
12.9   Contribution Agreement...............................  53
12.10  Prejudgment Remedies.................................  53
12.11  Entire Agreement.....................................  53
12.12  Original Loan Agreement..............................  53
12.13  Parent Security Documents............................  54

                                    INDEX TO
                             EXHIBITS AND SCHEDULES
                             ----------------------


           Exhibit A         Information Certificate for each Borrower


           Schedule 8.4      Existing Liens
           Schedule 8.12     Bank Accounts
           Schedule 9.11     Permitted Refinancings, Payments And Dividends

                              AMENDED AND RESTATED
                              --------------------
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------

    This Amended and Restated Loan and Security Agreement dated April 12, 2001 is entered into by and between Congress Financial Corporation (New England), a Massachusetts corporation ("Lender") and Clean Harbors, Inc., a Massachusetts corporation ("Parent"), Clean Harbors Environmental Services, Inc., a Massachusetts corporation ("CHES"), Clean Harbors Kingston Facility Corporation, a Massachusetts corporation, Clean Harbors of Braintree, Inc., a Massachusetts corporation, Clean Harbors Services, Inc., a Massachusetts corporation, Clean Harbors of Natick, Inc., a Massachusetts corporation, Clean Harbors of Connecticut, Inc., a Connecticut corporation, Murphy's Waste Oil Service, Inc., a Massachusetts corporation, Mr. Frank, Inc., an Illinois corporation, Spring Grove Resource Recovery, Inc., a Delaware corporation, and Harbor Management Consultants, Inc., a Massachusetts corporation (each, a "Borrower" and, collectively, the "Borrowers").

                              W I T N E S S E T H:
                              -------------------

    WHEREAS, Borrowers (excluding the Parent, which was a guarantor) (together with Clean Harbors Technology Corporation, a Massachusetts corporation, which has since been merged into CHES, and Clean Harbors of Cleveland, Inc., a Massachusetts corporation, which has since been merged into Parent) and Lender entered into a Loan and Security Agreement dated May 8, 1995 (as amended and modified, the "Original Loan Agreement"), pursuant to which the Lender extended certain credit facilities to the Borrowers, and the Borrowers and the Lender desire that the Original Loan Agreement be amended and restated in its entirety as set forth in this Agreement, provided that all other Financing Agreements (as defined in the Original Loan Agreement) shall remain valid and binding except as otherwise provided hereunder;

    WHEREAS, the Borrowers have requested that Lender enter into certain financing arrangements with Borrowers pursuant to which Lender may make loans and provide other financial accommodations to Borrowers; and

    WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

    NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  DEFINITIONS

    All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

    1.1. "Accounts" shall mean all accounts and all present and future rights of each Borrower to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

    1.2. "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing the Eurodollar Rate for such Interest Period by a percentage equal to:
(i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

    1.3. "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated by written agreement in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender.

    1.4. "Availability Reserves" shall mean the sum of (A) as of any date of determination, such amounts as Lender may from time to time establish and revise in good faith reducing the amount of Revolving Loans and Letter of Credit Accommodations which would otherwise be available to Borrowers under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, (i) do affect or have a reasonable likelihood of affecting either the Collateral or any other property which is security for the Obligations or its value or the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) (ii) have a reasonable likelihood of resulting in or causing a material adverse change in the assets, business or prospects of any Borrower or any Obligor or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of any Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect or (c) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default, plus such amounts as Lender may determine in good faith to be necessary to reserve for rent and other amounts that may be payable from time to time to the owners of real property leased or used by Borrowers which owners do not sign agreements satisfactory to Lender in accordance with Section 4.1(d).

    1.5. "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

    1.6. "Business Day" shall mean (a) for the Prime Rate Loans, any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the Commonwealth of Massachusetts, State of New York or the Commonwealth of Pennsylvania, and a day on which the Reference Bank and Lender are open for the transaction of business, and (b) for all Eurodollar Rate Loans, any such day as described in (a) above in this definition of Business Day, excluding any day on which banks are closed for dealings in US dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

    1.7. "CHES" shall mean Clean Harbors Environmental Services, Inc., a Massachusetts corporation, and its successors and assigns.

    1.8. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.9.   "Collateral" shall have the meaning set forth in Section 5 hereof.

    1.10. "Default" shall mean any event or condition the occurrence of which might, with notice, or the passage of time or both, unless cured or waived as provided herein, become an Event of Default.

    1.10A. "EBITDA" shall mean, as to any Person, for any period, net income (determined on a consolidated basis without duplication in accordance with GAAP) for such period calculated before interest, taxes, depreciation, amortization and any other non-cash income or charges accrued for such period including, to the extent such items were added or deducted in computing net income (a) any extraordinary and unusual gains or losses during such period and (b) the proceeds from any casualty to property or disposition of property other than in the ordinary course.

    1.11. "Eligible Accounts" shall mean Accounts created by Borrowers which are and continue to be acceptable to Lender based on the criteria set forth below. In general, Accounts of the Borrowers shall be Eligible Accounts if:

          (a) such Accounts arise from the actual and bona fide sale and delivery of goods by a Borrower or rendition of services by such Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than ninety (90) days after the date of the original invoice for them;

          (c) such Accounts comply with the terms and conditions contained in
Section 7.2(b) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America, Canada or Puerto Rico or if located in another jurisdiction, at Lender's option, either: (i) the account debtor has delivered to a Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender, sufficient to cover such Account, in form and substance satisfactory to Lender and, if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

          (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, unless a Borrower shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to pay such invoice;

          (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Accounts (but the portion of such Accounts that is verified to not be subject to such counterclaim, defense, dispute or right of setoff may be deemed an Eligible Account);

          (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

          (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is affiliated with any Borrower directly or indirectly by virtue of ownership or control;

          (k) the account debtors with respect to such Accounts are not any foreign government;

          (l) such Accounts are Federal Government Accounts that satisfy the other criteria for Eligible Accounts, provided that upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended shall be complied with in a manner satisfactory to Lender;

          (m) such Accounts are Municipal Government Accounts that satisfy the other criteria for Eligible Accounts, provided that upon Lender's request, any state or local law establishing filing or notification requirements for the recognition of Lender's security interest shall be complied with in a manner satisfactory to Lender;

          (n) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition;

          (o) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (p) such Accounts are not owed by an account debtor who has Accounts unpaid more than ninety (90) days after the date of the original invoice for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

          (q) such Accounts are owed by account debtors whose total indebtedness to Borrowers does not exceed the credit limit with respect to such account debtors as determined by Lender from time to time (but the portion of the Accounts not in excess of such credit limit may still be deemed Eligible Accounts); and

          (r) such Accounts are owed by account debtors deemed creditworthy at all times by Lender, as determined by Lender.

General criteria for Eligible Accounts may be established and revised from time to time by Lender in good faith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

    1.12 "Environmental Laws" shall mean all applicable federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, Hazardous Materials, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers' businesses and facilities (whether or not owned), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

    1.13 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

    1.14 "ERISA Affiliate" shall mean any person required to be aggregated with any Borrower or any of their subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

    1.15 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of (i) the amount of the Revolving Loans available to Borrowers as of such time based on the applicable lending formulas multiplied by the Net Amount of Eligible Accounts, as determined by Lender, and subject to the sublimits and Availability Reserves from time to time established by Lender hereunder and (ii) Revolving Credit Limit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations (but not including for this purpose the then outstanding principal amount of the Term Loans), plus (ii) the aggregate amount of all trade payables of Borrowers which are more than sixty (60) days past due as of such time.

    1.16 "Existing Senior Notes" shall mean the 12.5% Senior Notes due May 15, 2001 issued under the Indenture dated as of August 4, 1994, between the Parent, certain subsidiaries of the Parent and Shawmut Bank, N.A., as trustee of the holders of such notes.

    1.16A "Existing Senior Note Redemption Date" means April 30, 2001, the date on which the Parent has notified the holders of the Existing Senior Notes that the Existing Senior Notes will be redeemed in accordance with the terms of the Indenture for a cash payment equal to the Existing Senior Note Redemption Price.

    1.16B "Existing Senior Note Redemption Price" means $52,864,583.00, which equals the principal and accrued interest on the Existing Senior Notes on the Existing Senior Note Redemption Date.

    1.17   "Eurodollar Rate Loans" shall mean any Loans (excluding the Term Loan
B) or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

    1.18 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrowers and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrowers in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrowers.

    1.19 "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment, machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

    1.20 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

    1.21 "Federal Government Account" shall mean an Account in which the account debtor with respect to such Account is the United States of America or a department, agency or instrumentality thereof.

    1.22 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, Mortgages, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. Financing Agreements also shall mean Loan Documents.

    1.23 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.13, 9.14, 9.14A, and 9.14B hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

    1.24 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law

(including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

    1.25 "Information Certificates" shall mean the Information Certificates of Borrowers constituting Exhibit A hereto containing material information with respect to Borrowers, their business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

    1.26 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrowers may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrowers may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

    1.27 "Interest Rate" shall mean as to Prime Rate Loans, a rate of one and one-half (1-1/2%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three (3.0%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrowers as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrowers for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, the Interest Rate shall mean the rate of four (4.0%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one-half (5.5%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) for the period on and after the date of termination hereof, or the date of the occurrence of any Event of Default or event which with notice or passage of time or both would constitute an Event of Default, and for so long as such Event of Default or other event is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against any Borrower) and
(b) on the Revolving Loans at any time outstanding in excess of the amounts available to Borrowers under Section 2 (whether or not such excess(es), arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

    1.28 "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

    1.29 "Investment Property" shall mean all of Borrowers' now owned or hereafter existing or acquired securities, financial assets, securities accounts, securities entitlements and all other investment property of whatsoever kind or nature, wherever located.

    1.29A "Kimball IRB Documents" means the Lease Agreement dated as of September 1, 1996 between Clean Harbors Technology Corporation and the City of Kimball, Nebraska, and the related Guarantee of Lease Obligations and Indenture pursuant to which $10,000,000 of City of Kimball, Nebraska Economic Development Bonds (Clean Harbors, Inc.) Series 1996 were issued, as amended, and the related agreements, instruments and documents relating thereto.

    1.30 "Letter of Credit Accommodations" shall mean the letters of credit, merchandise purchase or other guaranties which are from time to time either (a) issued or opened by Lender for the account of any Borrower or any Obligor or (b) with respect to which Lender has agreed to indemnify the issuer or guaranteed to the issuer the performance by any Borrower of its obligations to such issuer.

    1.31   "Loan Documents" shall mean the Financing Agreements.

    1.32 "Loans" shall mean the Revolving Loans, the Term Loan B and the 2000 Term Loan.

    1.33   "Maximum Credit" shall mean $51,000,000.00.

    1.34 "Mortgages" shall mean, individually and collectively, each of the mortgages or deeds of trust (as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced) by Borrowers in favor of Lender with respect to the Real Property and related assets of Borrowers.

    1.35 "Municipal Government Account" shall mean an Account in which the account debtor with respect to such Account is a state or a political subdivision, department, agency or instrumentality thereof.

    1.36 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

    1.37 "Obligations" shall mean any and all Revolving Loans, the Term Loan B, the 2000 Term Loan, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by any Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

    1.38 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations including, without limitation, Clean Harbors of

Baltimore, Inc., a Pennsylvania corporation, or who is the owner of any property which is security for the Obligations, other than Borrowers.

    1.39 "Parent" shall mean Clean Harbors, Inc., a Massachusetts corporation, and its successors and assigns.

    1.40 "Participant" shall mean any person which at any time participates with Lender in respect of the Loans, the Letter of Credit Accommodations or other Obligations or any portion thereof.

    1.41 "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

    1.42 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

    1.43 "Prime Rate" shall mean the rate from time to time publicly announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

    1.44 "Prime Rate Loans" shall mean any Loans (excluding the Term Loan B) or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

    1.45 "Real Property" shall mean all now owned and hereafter acquired real property of Borrowers, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located, including without limitation, the real property and related assets more particularly described in the Mortgages.

    1.46 "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrowers with respect to the foregoing maintained with or by any other person).

    1.47 "Reference Bank" shall mean First Union National Bank or such other bank as Lender may from time to time designate.

    1.48   "Revolving Credit Limit" shall mean the amount of $30,000,000.00.

    1.49 "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

    1.50 "Senior Subordinated Notes" shall mean the 16% Senior Subordinated Notes due 2008 issued pursuant to the Securities Purchase Agreement.

    1.51 "Securities Purchase Agreement" shall mean the Securities Purchase Agreement dated as of April 12, 2001 between Parent and the purchasers thereunder with respect to the Senior Subordinated Notes.

    1.51A "Senior Debt" shall mean the sum of the Loans, Letter of Credit Accommodations and all other Obligations hereunder, plus senior secured purchase money obligations, and capital lease obligations of any of the Borrowers.

    1.52 "Term Loan B" shall mean the term loan made by Lender to Borrowers as provided for in Section 2.3 hereof.

    1.53   "Term Loans" shall mean the 2000 Term Loan and the Term Loan B.

    1.54 "2000 Term Loan" shall mean the term loan previously made by Lender to Borrowers as provided for in Section 2.3A hereof.

    1.55 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such Person and its subsidiaries (as determined in accordance with GAAP), and (b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP), provided, that, as to Borrowers, for purposes of Section 9.13, the liabilities of Borrowers and their subsidiaries to Lender under this Agreement shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP) and, as to Borrowers, for purposes of Section 9.13, the liabilities of Borrowers on the Senior Subordinated Notes shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

SECTION 2.  CREDIT FACILITIES

    2.1    Revolving Loans.

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by CHES, as agent for Borrowers pursuant to Section 2.5, up to the amount equal to the sum of:

          (i) eighty (80%) percent of the Net Amount of Eligible Accounts (including all Municipal Government Accounts that are Eligible Accounts), plus

          (ii) sixty-five (65%) percent of the Net Amount of Federal Government Accounts that are Eligible Accounts, less

          (iii) one hundred (100%) percent of the then undrawn amounts of the outstanding Letter of Credit Accommodations, less

          (iv) any Availability Reserves;

          (b) Lender may, in its discretion, from time to time, upon not less than five (5) days prior notice to CHES, (i) reduce the lending formula with respect to Eligible Accounts to the extent that Lender determines in good faith that: (A) the dilution with respect to the Accounts for any period (based on the ratio of (1) the aggregate amount of reductions in Accounts other than as a result of payments in cash to (2) the aggregate amount of total sales) has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (B) the general creditworthiness of account debtors has declined in any material respect. In determining whether to reduce the lending formula(s), Lender may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts or in establishing Availability Reserves.

          (c) Except in Lender's discretion, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Revolving Credit Limit. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c) or the Revolving Credit Limit as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

    2.2    Letter of Credit Accommodations.

          (a) Subject to, and upon the terms and conditions contained herein, at the request of CHES, as agent for Borrowers, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of any Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Letters of credit issued pursuant to Letter of Credit Accommodations shall be issued by First Union National Bank or other banks acceptable to Lender and CHES. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

          (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, Borrowers shall pay to Lender a letter of credit fee at a rate equal to three (3%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month; provided that the letter of credit fee shall mean the rate of five and one half percent (5.5%) per annum at Lender's option, without notice, for the period on or after the date of termination hereof, or the date of the occurrence of an Event of Default, and for so long as such Event of Default is continuing as determined by Lender and until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against any Borrower). Such letter of credit fee shall be calculated on the basis of a three hundred sixty
(360) day year and actual days elapsed and the obligation of Borrowers to pay such fee shall survive the termination or non-renewal of this Agreement.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Revolving Credit Limit and any Availability Reserves) are equal to or greater than an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, the amount of Revolving Loans which might otherwise be available to Borrowers shall be reduced by the applicable amount set forth in this Section 2.2(c).

          (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $20,000,000.00. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrowers shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrowers' agent. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by any Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of any Borrower. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by Borrowers to any issuer or correspondent in any application for any Letter of Credit Accommodations, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by all Borrowers to Lender and to apply in all respects to all Borrowers.

    2.3 Term Loan B. Lender hereby agrees to make the Term Loan B to Borrowers in the original principal amount of $19,000,000 in two advances of (a) $4,000,000 at such time as the conditions precedent in Sections 4.1 and 4.2 (other than Section 4.2(c)) are satisfied and (b) $15,000,000 on the Existing Senior Note Redemption Date; provided, that, at such time Borrowers satisfy the conditions of Section 4.2 (including the conditions of Section 4.2(c)). The proceeds of Term Loan B will be used to repay the outstanding principal of the original Term Loan made on May 8, 1995 (as increased to $15,000,000 on March 20, 1996 and decreased to $6,000,000 on May 24, 1999), with the excess proceeds to be used to pay $15,000,000 of the Existing Senior Notes Redemption Price. The Term Loan B is (a) evidenced by a Term Promissory Note B (the "Term Note B") in such original principal amount duly executed and delivered by the Borrowers to Lender concurrently herewith; (b) to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Note B, and other Financing Agreements; and (c) secured by all of the Collateral.

    2.3A   2000 Term Loan.  On or about March 28, 2000, Lender made a term loan to Borrowers in the original principal amount of $3,000,000 (the "2000 Term Loan"). The 2000 Term Loan (a) is evidenced by a 2000 Term Promissory Note dated March 28, 2000 (the "2000 Term Promissory Note"); (b) is to be repaid, together with interest and other amounts, in accordance with this Agreement, the 2000 Term Promissory Note, and other Financing Agreements; and (c) is secured by all of the Collateral.

    2.4 Availability Reserves. All Revolving Loans otherwise available to Borrowers pursuant to the lending formulas and subject to the Maximum Credit and other applicable limits hereunder shall be subject to Lender's continuing right to establish and revise Availability Reserves.

    2.5 Appointment of CHES as Agent for Requesting Loans and Receipt of Statements.

          (a) Each Borrower hereby irrevocably appoints and constitutes CHES as its agent to request Revolving Loans, Letter of Credit Accommodations and the Term Loans, to select the interest rates applicable to the Loans pursuant to
Section 3 and to otherwise take action pursuant to this Agreement in the name or on behalf of each of and all of the Borrowers. Lender may distribute Loans to such Borrowers' account(s) or otherwise make such Loans to Borrowers as specified by CHES, or as otherwise determined by Lender, without notice to any other Borrower or any Obligor.

          (b) Each Borrower hereby irrevocably appoints and constitutes CHES as its agent to receive statements of account and all other notices and materials from Lender under this Agreement and the other Financing Agreements or otherwise in connection with or related to the Obligations.

          (c) No purported termination of the appointment of CHES as agent as aforesaid shall be effective, except after thirty (30) business days prior written notice to Lender and appointment of a substitute agent acceptable to Lender in all respects.

SECTION 3.  INTEREST AND FEES

    3.1    Interest.

          (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the non-contingent Obligations (excluding the Term Loan B) at the Interest Rate. Borrowers shall pay to Lender interest on the outstanding principal amount of the Term Loan B at the interest rate provided in the Term Note B. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) CHES, as agent for Borrowers, may from time to time request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from CHES shall specify the amount of the Prime Rate Loans which will constitute Eurodollar Rate Loans (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from CHES, such Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrowers shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrowers from time to time for requests by Borrowers for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $5,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrowers shall not exceed the amount equal to (A) the principal amount of the 2000 Term Loan which it is anticipated will be outstanding as of the last day of the applicable Interest Period plus (B) eighty (80%) percent of the daily average of the principal amount of the Revolving Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Revolving Loans) and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrowers. Any request by Borrowers to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

          (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrowers, convert to Prime Rate Loans in the event that (i) an Event of Default or event which with the notice or passage of time or both would constitute an Event of Default, shall exist, (ii) this Agreement shall terminate or not be renewed, or (iii) the aggregate principal amount of the Prime Rate Loans which have previously been converted to Eurodollar Rate Loans or existing Eurodollar Rate Loans continued, as the case may be, at the beginning of an Interest Period shall at any time during such Interest Period exceed either (A) the aggregate principal amount of the Loans then outstanding, or (B) the sum of the then outstanding principal amount of the 2000 Term Loan, plus the Revolving Loans then available to Borrowers under Section 2 hereof. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account(s) of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

          (d) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

    3.2 Closing Fee. Borrowers shall pay to Lender as a closing fee the amount of $390,000, which shall be fully earned as of and payable on the date hereof.

    3.3    Servicing Fee; Administrative Fee; Facility Fee.

          (a) Borrowers shall pay to Lender a servicing fee in an amount equal to $17,500.00 in respect of Lender's services for each calendar quarter (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of July, October, January and April hereafter.

          (b) Borrowers shall pay to Lender an administrative fee of $2,000 per month in respect of the Term Loan B (the "Administrative Fee") for each month (or part thereof) while the Term Loan B remains outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each calendar month.

          (c) Borrowers shall pay to Lender an annual facility fee in respect of the Term Loan B (the "Facility Fee") on each anniversary of the date hereof that the Term Loan B remains outstanding, commencing on April 12, 2002 in the amount equal to 1% of the then outstanding principal balance of the Term Loan, which fee shall be fully earned as of and payable on each such anniversary.

    3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee equal to one half of one (1/2 of 1%) percent per annum calculated upon the amount by which Revolving Credit Limit exceeds the average daily principal balance of the outstanding Revolving Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

    3.5 Changes in Laws and Increased Costs of Loans.

          (a) Notwithstanding anything to the contrary contained herein, all Eurodollar Rate Loans shall, upon notice by Lender to CHES, convert to Prime Rate Loans in the event that

(i) any change in applicable law or regulation (or the interpretation or administration thereof) shall either (A) make it unlawful for Lender, Reference Bank or any Participant to make or maintain Eurodollar Rate Loans or to comply with the terms hereof in connection with the Eurodollar Rate Loans, by an amount deemed by Lender to be material, or (B) shall result in the increase in the costs to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans or (C) reduce the amounts received or receivable by Lender in respect thereof, by an amount deemed by Lender to be material or (ii) the cost to Lender, Reference Bank or any Participant of making or maintaining any Eurodollar Rate Loans shall otherwise increase by an amount deemed by Lender to be material. Borrowers shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of any Borrower) any amounts required to compensate Lender, the Reference Bank or any Participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person as a result of the foregoing, including, without limitation, any such loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain the Eurodollar Rate Loans or any portion thereof. A certificate of Lender setting forth the basis for the determination of such amount necessary to compensate Lender as aforesaid shall be delivered to Borrowers and shall be conclusive, absent manifest error.

          (b) If any payments or prepayments in respect of the Eurodollar Rate Loans are received by Lender other than on the last day of the applicable Interest Period (whether pursuant to acceleration, upon maturity or otherwise), including any payments pursuant to the application of collections under Section
6.3 or any other payments made with the proceeds of Collateral, Borrowers shall pay to Lender upon demand by Lender (or Lender may, at its option, charge any loan accounts of Borrowers) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any additional loss (including loss of anticipated profits), cost or expense incurred by such person as a result of such prepayment or payment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such person to make or maintain such Eurodollar Rate Loans or any portion thereof.

SECTION 4.  CONDITIONS PRECEDENT

    4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations . Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

          (a) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has valid perfected and first priority security interests in and liens upon the Collateral and any other property which is intended to be security for the Obligations or the liability of any Obligor in respect thereof, subject only to the security interests and liens permitted herein or in the other Financing Agreements;

          (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities;

          (c) no material adverse change shall have occurred in the assets, business or prospects of any Borrower since the date of Lender's latest field examination and no change or event shall have occurred which would impair the ability of any Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon the Collateral;

          (d) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, acknowledgments by lessors, mortgagees and warehousemen of Lender's security interests in the Collateral, waivers by such persons of any security interests, liens or other claims by such persons to the Collateral and agreements permitting Lender access to, and the right to remain on, the premises to exercise its rights and remedies and otherwise deal with the Collateral;

          (e) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $3,500,000.00 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

          (f) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

          (g) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrowers with respect to the Financing Agreements and such other matters as Lender may request;

          (h) Lender shall have received evidence, satisfactory to Lender, that Borrowers have obtained and are in material compliance with all material licenses, permits, certificates, approvals and similar authorizations that Borrowers are required to obtain under Environmental Laws and that all such licenses, permits, certificates, approvals and similar authorizations are in full force and effect and Borrower shall have furnished to Lender a complete listing of all operating permits and approvals for its waste processing, storage and transportation facilities with the expiration dates thereof;

          (i) Borrowers and the holders of the Senior Subordinated Notes shall have entered into the Securities Purchase Agreement in the form previously delivered to Lender;

          (j) Lender and the holders of the Senior Subordinated Notes shall have entered into a Subordination Agreement in form and substance satisfactory to Lender;

          (k) Lender shall have received (or shall have previously received) the original certificates of title for all motor vehicles and other rolling stock of Borrowers that are subject to state certificate of title statutes and duly executed, undated applications and other documents required to note Lender's lien thereon;

          (l) Lender shall have received a schedule (which may serve as Schedule
8.4 hereto) of all outstanding purchase money indebtedness, including capital leases, of the Borrowers that is secured by Equipment or Real Property showing payee, outstanding amount of such indebtedness and the specific collateral securing such indebtedness; and

          (m) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

    4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrowers, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects (except for changes permitted by the covenants in Section 9 hereof) with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto;

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (c) in the case of the funding on the Existing Senior Note Redemption Date of $15,000,000 of the proceeds of the Term Note B as provided in Section 2.3, (i) the Securities Purchase Agreement shall have closed in accordance with the terms thereof and (ii) such $15,000,000, together with the proceeds of the Securities Purchase Agreement and approximately $2,900,000 of Revolving Loans then to be funded in accordance with Section 2.1, shall be sufficient to pay in full the Existing Senior Note Redemption Price as evidenced by a letter from the Trustee of the Existing Senior Notes to Lender confirming that, under the Indenture, the amount of the Existing Senior Note Redemption Price on the Existing Senior Note Redemption Date is $52,864,583.00 and, upon deposit with the Trustee of such amount in immediately available funds by not later than 11:00 A.M. Boston time on the Existing Senior Note Redemption Date, the Existing Senior Notes will cease to be outstanding and interest on them will cease to accrue. All of such proceeds shall then be delivered to the trustee for the

Existing Senior Notes solely for the purpose of paying the Existing Senior Note Redemption Price.

    4.3 Conditions Subsequent. (a) Within sixty (60) days of the date of this Agreement, Borrowers shall (i) deliver to Lender in form and substance satisfactory to Lender, valid and effective title insurance policies issued by companies and agents acceptable to Lender for the Borrowers' Real Property in Cincinnati, Ohio, Baltimore, Maryland and Bristol, Connecticut (collectively, the "Parcels") (A) insuring the priority, amount and sufficiency of the Mortgages of the Lender on such Parcels, (B) insuring against matters that would be disclosed by surveys and (C) containing any reasonably available endorsements, assurances or affirmative coverage requested by Lender for protection of its interests, and (ii) deliver to Lender ALTA surveys and surveyor certificates with respect to such Parcels.

          (b) Within thirty (30) days of the Existing Senior Note Redemption Date, Borrowers will obtain a letter from the Trustee of the Existing Senior Notes that the Existing Senior Notes have been paid in full and that the indenture therefore has been terminated (except as to the provisions thereof that expressly survive such termination).

          (c) Within forty-five (45) days of this Agreement, Borrowers shall cause to be delivered to Lender, certificates of title with Lender's first priority lien duly noted thereon by the appropriate state agencies for all certificates of title for motor vehicles and rolling stock of Borrowers owned by Borrowers that do not currently have Lender's first priority lien so noted thereon.

          (d) Within thirty (30) days of the date of this Agreement, Borrowers shall cause to be duly executed and recorded in favor of Lender, Mortgages, in form and substance satisfactory to Lender, and cause to be delivered to Lender, mortgagee title commitments, in form and substance satisfactory to Lender, with respect to the following parcels of Real Property: 21207 County Road 32-2 Sterling, Co; South Portland, ME (adjacent to the Borrowers' other South Portland, ME Real Property parcels); and 14 Main Street, Portland, ME. In addition, within thirty (30) days of the date of this Agreement, Borrowers shall cause to be duly executed and recorded an amendment to the Lender's existing Mortgage on the Real Property parcel located at 131 N. Richey St., Pasadena, TX.

SECTION 5.  GRANT OF SECURITY INTEREST

    To secure payment and performance of all Obligations, each Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property, whether now owned or hereafter acquired or existing, and wherever located (collectively, the "Collateral"):

    5.1    Accounts;

    5.2 all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, permits, authorizations, approvals and other similar rights, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, letter of credit rights, commercial tort claims, payment in tangibles, software, supporting obligations, bankers' acceptances and guaranties;

    5.3 all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrower now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (a) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (b) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (c) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (d) deposits by and property of account debtors or other persons securing the obligations of account debtors;

    5.4    Inventory;

    5.5    Equipment;

    5.6    Real Property;

    5.7    Investment Property;

    5.8    Records; and

    5.9 all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 6.  COLLECTION AND ADMINISTRATION

    6.1 Borrowers' Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

    6.2 Statements. Lender shall render to CHES each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrowers and conclusively binding upon Borrowers as an account stated except to the extent that Lender receives a written notice from Borrowers of any specific exceptions of Borrowers thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to CHES a written statement as provided above, the balance in Borrowers' loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrowers.

    6.3    Collection of Accounts.

          (a) Borrowers shall establish and maintain, at their expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrowers shall promptly deposit and direct their account debtors to directly remit all payments on Accounts and all payments constituting proceeds of other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. The banks at which the Blocked Accounts are established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Accounts are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Accounts to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether on the Accounts or as proceeds of other Collateral or otherwise shall be the property of Lender.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) business day following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the business day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrowers' loan account on such day, and if not, then on the next business day.

          (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts, Equipment, or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked

Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination or non-renewal of this Agreement.

    6.4 Payments. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender may apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers shall be liable to pay to Lender, and do hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

    6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon written or telephonic (confirmed promptly in writing) instructions received from an authorized officer of CHES or other authorized person (as initially set forth in the Information Certificates) or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a business day) and the amount of the requested Loan. Requests received after 11:00 a.m. Boston, Massachusetts time on any day shall be deemed to have been made as of the opening of business on the immediately following business day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of CHES or in accordance with the terms and conditions of this Agreement.

    6.6 Use of Proceeds. Borrowers shall use the initial proceeds of the Loans provided by Lender to Borrowers hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrowers to Lender on or about the date hereof, (b) payment of a portion of the Existing Senior Note Redemption Price in accordance with Sections 2.3 and 4.3(c), and (c) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrowers pursuant to the provisions hereof shall be used by Borrowers only for general operating, working capital and other proper corporate purposes of Borrowers not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COVENANTS

    7.1 Collateral Reporting. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender: (a) on a regular basis as required by Lender, a schedule of Accounts; (b) on a monthly basis or more frequently as Lender may request, agings of accounts payable, (c) upon Lender's request, (i) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (ii) copies of shipping and delivery documents, and (iii) copies of purchase orders, invoices and delivery documents for Equipment acquired by Borrower; (d) agings of accounts receivable on a weekly basis or more frequently as Lender may request; and (e) such other reports as to the Collateral as Lender shall request from time to time. If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

    7.2    Accounts Covenants.

          (a) Borrowers shall notify Lender promptly of: (i) any material delay in any Borrower's performance of any of its obligations to any account debtor or the assertion of any material claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information known to any Borrower relating to the financial condition of any account debtor and (iii) any event or circumstance which, to any Borrower's knowledge would cause Lender to consider any then existing Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise. Lender will notify CHES of its conducting telephone verifications after doing so.

          (d) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which any Borrower now owns or may at any time acquire immediately upon such Borrower's receipt thereof, except as Lender may otherwise agree.

          (e) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

    7.3 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) subject to Section 4.3(c) hereof, Borrowers for all motor vehicles and rolling stock hereafter owned or acquired by any Borrower, upon the acquisition of such vehicles, Borrowers shall cause to be delivered to Lender original certificates of title for such motor vehicles and other rolling stock together with Lender's first priority lien noted thereon; (g) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (h) Borrowers assume all responsibility and liability arising from the use of the Equipment.

    7.4 Power of Attorney. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrowers' true and lawful attorney-in-fact, and authorizes Lender, in any Borrowers' or Lender's name, to: (a) at any time a Default or an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other proceeds of Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise, (iii) exercise all of Borrowers' rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account, (vii) prepare, file and sign Borrowers' name on any proof of claim in bankruptcy or other similar document against an account debtor,
(viii) notify the post office authorities to change the address for delivery of Borrowers' mail to an address designated by Lender, and open and dispose of all mail addressed to any Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox into which any Borrower's mail is deposited, (iii) endorse any Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse any Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign any Borrower's name on any verification of Accounts and notices thereof to account debtors, (vi) execute in any Borrower's name and file any UCC financing statements or amendments thereto or any application or other document to note Lender's lien on any certificate of title, and (viii) execute in any Borrower's name and file any application or document necessary to obtain, extend, modify or amend any order, license, permit, certificate, approval, or similar authorization necessary or appropriate for the conduct of any Borrower's business. Each Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non- appealable order of a court of competent jurisdiction.

    7.5 Right to Cure. Lender may, at its option, (a) cure any default by any Borrower under any agreement with a third party if such default might have a material adverse effect on the business, operations or prospects of any Borrower or pay or bond on appeal any judgment entered against any Borrower, if the execution of such judgment is not effectively stayed, on appeal or otherwise,
(b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrowers' account(s) therefor, such amounts to be repayable by Borrower(s) on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of any Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

    7.6 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to CHES, or at any time and without notice to any Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

    7.7 Surveys of Real Property. Lender reserves the right at any time in its discretion, with respect to all Real Property (other than the Parcels identified in Section 4.3 for which ALTA surveys will be provided in accordance with such Section), (i) upon and following a Default or an Event of Default, or
(ii) any time that the Excess Availability is less than $2,500,000.00, to require that Borrowers cause ALTA surveys to be conducted with respect to such Real Property and that Borrowers obtain title insurance endorsements without any survey exceptions; provided, however, that Lender may at any time require an instrument survey and such title insurance endorsements with respect to any parcel of Real Property if any third party claim is made or threatened.

SECTION 8.  REPRESENTATIONS AND WARRANTIES

    Each Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrowers:

    8.1 Corporate Existence, Power and Authority; Subsidiaries. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on any Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of any Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of each Borrower enforceable in accordance with their respective terms. Borrowers do not have any subsidiaries except as set forth on the Information Certificates.

    8.2 Financial Statements; No Material Adverse Change. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrowers to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrowers, since the date of the most recent audited financial statements furnished by Borrowers to Lender prior to the date of this Agreement.

    8.3 Chief Executive Office; Collateral Locations. The chief executive office of each Borrower and Borrowers' Records concerning Accounts are located only at the addresses set forth below and their only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificates, subject to the right of Borrowers to establish new locations in accordance with Section 9.2 below. The Information Certificates correctly identify any of such locations which are not owned by any Borrowers and sets forth the owners and/or operators thereof.

    8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 hereto and the other liens permitted under Section 9.8 hereof.

Borrowers have good and marketable title to all of their properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

    8.5 Tax Returns. Borrowers have filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by them (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrowers have paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

    8.6 Litigation. Except as set forth on the Information Certificates, there is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting any Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against any Borrower would result in any material adverse change in the assets, business or prospects of such Borrower or would impair the ability of such Borrower to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

    8.7 Compliance with Other Agreements and Applicable Laws. Borrowers are not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which any of them is a party or by which any of them or any of their assets are bound and Borrowers are in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

    8.8 Environmental Compliance. Except as shown or reflected in the financial statements of Borrowers previously furnished to Lender and to be furnished to Lender under Section 9.6 hereof, unless such matters would not have a material adverse effect upon the business, assets or prospects of the Borrowers on a consolidated basis:

          (a) No Borrower has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any order, license, permit, certificate, approval or similar authorization thereunder and the operations of Borrowers comply in all material respects with all Environmental

Laws and all orders, licenses, permits, certificates, approvals and similar authorizations thereunder.

          (b) There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other person, nor is any pending, with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Borrower or the release, spill or discharge, threatened or actual, of any Hazardous Material or any properties at or from which any Borrower has transported, stored or disposed of any Hazardous Materials, and all handling, production or disposal of any Hazardous Materials by Borrowers has been conducted in compliance with all applicable Environmental Laws, all laws and regulations relating to health and safety matters and all orders, licenses, permits, certificates, approvals and similar authorizations relating thereto.

          (c) Borrowers have no material liability (contingent or otherwise) in connection with (i) a release, spill or discharge, threatened or actual, of any Hazardous Materials, (ii) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or (iii) any service or remediation performed by any Borrower at any location.

          (d) Borrowers have obtained and are in material compliance with all licenses, permits, certificates, approvals or similar authorizations required in connection with the operations of Borrowers under any Environmental Law and, to the best of Borrowers' knowledge, all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

    8.9 Employee Benefits. (a) Borrowers have not engaged in any transaction in connection with which any Borrower or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, including any accumulated funding deficiency described in Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates. There has been no reportable event (within the meaning of Section 4043(b) of ERISA) or any other event or condition with respect to any employee pension benefit plan of any Borrower or any of its ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which any Borrower or any of its ERISA Affiliates is required under Section 302 of ERISA and Section 412 of the Code to have paid under the terms of each employee pension benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

          (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) No Borrower nor any ERISA Affiliates thereof is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA) that is subject to Title IV of ERISA.

    8.10 Interrelated Businesses. (a) Parent owns beneficially and of record all the outstanding capital stock of each other Borrower, subject to no liens or encumbrances of any kind; (b) the financial condition and business prospects of each Borrower are of direct economic benefit to the other Borrowers; and (c) each Borrower's access to the financing arrangements through Lender significantly enhances its own financial condition and business prospects and, consequently, directly benefits all other Borrowers.

    8.11 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrowers in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificates is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrowers, which has not been fully and accurately disclosed to Lender in writing.

    8.12 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by any Borrower maintained at any bank or other financial institution are set forth on Schedule 8.12 hereto, subject to the right of Borrowers to establish new accounts in accordance with Section 9.17 hereof.

    8.13 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

SECTION 9.  AFFIRMATIVE AND NEGATIVE COVENANTS

    9.1 Maintenance of Existence. Each Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted. Each Borrower shall give Lender thirty (30) days prior written notice of any proposed change in its corporate name, which notice shall set forth the new name and such Borrower shall deliver to Lender a copy of the amendment to the Certificate of Incorporation, Articles of Organization or other charter document of such Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of Borrower as soon as it is available.

    9.2 New Collateral Locations. Borrowers may open any new location within the continental United States provided (a) Borrowers give Lender written notice (i) thirty (30) days prior to the intended opening of any such new location where the value of the Collateral located or to be located at such location does or will equal or exceed $100,000 and (ii) within ten (10) days of the opening of any new location where the value of the Collateral located or to be located at such location is less than $100,000 and (b) execute and deliver, or cause to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

    9.3 Compliance with Laws, Regulations, Etc. Each Borrower shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any Federal, State or local governmental authority, including, without limitation, the Employee Retirement Security Act of 1974, as amended, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including, without limitation, all of the Environmental Laws, if failure to so comply could result in the imposition of substantial fines or penalties or otherwise materially and adversely affect the business, assets or prospects of the Borrowers on a consolidated basis.

          (a) Each Borrower shall establish and maintain, at its expense, a system and policies to assure and monitor its continued compliance with all Environmental Laws in all of its operations, which system and policies shall include periodic reviews of such compliance by employees or agents of Borrowers who are familiar with the requirements of the Environmental Laws. Copies of all such periodic reviews shall be made available by Borrowers for inspection by Lender and, upon Lender's request, copies of all environmental reviews, surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrowers to Lender. Borrowers shall take prompt and appropriate action to respond to any non-compliance with any of the Environmental Laws and shall regularly report to Lender on such response.

          (b) Borrowers shall give both oral and written notice to Lender promptly upon any Borrower's receipt of any notice of, or any Borrower's otherwise obtaining knowledge of, any of the following which could result in the imposition of substantial fines or penalties or otherwise materially and adversely affect the business, assets or prospects of the Borrowers on a consolidated basis: (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any Environmental Law by any Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material or (C) the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material in a manner that is not in compliance with Environmental Laws or any order, license, permit, certificate, approval or similar authorization relating thereto, (D) any other environmental, health or safety matter, which may materially and adversely affect any Borrower or its business, operations or assets, or (E) any properties at which any Borrower transported, stored or disposed of any Hazardous Materials.

          (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance, or any condition which requires any action by or on behalf of any Borrower in order to avoid any material non-compliance, with any Environmental Law which could result in the imposition of substantial fines or penalties or otherwise materially and adversely affect the business, assets or prospects of the Borrowers on a consolidated basis, Borrowers shall, at Lender's request and Borrowers' expense:
(i) cause an independent environmental engineer acceptable to Lender to conduct such assessments, investigations or tests of the site where any Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

          (d) Borrowers shall maintain in full force and effect all orders, licenses, permits, certificates, approvals and similar authorizations necessary or appropriate for the conduct of their business, unless the failure to have or maintain the same will not have a material adverse effect on the business assets or prospects of Borrowers on a consolidated basis, and shall promptly give notice to Lender of any rescission, termination, lapse, breach (including all citations, fines or notices of non-compliance), modification or amendment thereof which might have a material adverse effect on the business, assets or prospects of Borrowers on a consolidated basis.

          (e) Each Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including, without limitation, the costs of any required or necessary repair, cleanup or other remedial work with respect to any property of any Borrower and the preparation and implementation of any closure, remedial or other required plans or any actions of Lender relating thereto.

          (f) Borrowers acknowledge and agree that neither the Financing Agreements or the actions of Lender pursuant thereto shall operate or be deemed
(i) to place upon Lender any responsibility for the operation, control, care, service, management, maintenance or repair of property or facilities of Borrowers or (ii) to make Lender the "owner" or "operator" of any property or facilities of Borrowers or a "responsible party" within the meaning of applicable Environmental Laws. For purposes of this Section 9.3, "substantial fines or penalties" will be determined based upon fines or penalties that have been assessed by governmental agencies or courts in other instances of noncompliance or violation of Environmental Laws by similarly situated entities. All representations, warranties, covenants and indemnifications in Sections 8.8 and 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

    9.4 Payment of Taxes and Claims. Each Borrower shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

    9.5 Insurance. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

    9.6    Financial Statements and Other Information.

          (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their and its subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to Lender: (i) within thirty (30) days after the end of each fiscal month (or forty-five (45) days, if such month is the last month of a fiscal quarter), monthly unaudited consolidated financial statements of the Parent, Borrowers and their subsidiaries (including in each case balance sheets, statements of income and loss and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent, Borrowers and their respective subsidiaries as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements (120 days in the case of the financial statements for the fiscal year ended December 31,
2000) of Parent, Borrower and their subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Parent, Borrowers and their respective subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Parent and Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Parent, Borrowers and their respective subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrowers shall promptly notify Lender in writing of the details of (i) any material loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in any Borrower's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Parent sends to its stockholders generally and copies of all reports and registration statements which Parent or any Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize and direct all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

    9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrowers shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with any Borrower (except for merger or consolidations among Borrowers and mergers of subsidiaries of Borrowers into Borrowers), or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of their assets to any other Person (except for (i) the Real Property now owned by Clean Harbors of Natick, Inc. at 10 Mercer Road, Natick, Massachusetts or (ii) the disposition of Equipment or Equipment no longer used or useful in the business of Borrowers so long as any proceeds are paid to Lender and such sales do not involve Equipment having an aggregate fair market value in excess of $500,000.00 for all such Equipment disposed of in any fiscal year of Borrowers), or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve (unless the Borrower being wound up, liquidated or dissolved is neither Parent nor CHES and the business of the Borrower being wound up, liquidated or dissolved is continued by another Borrower), or (e) agree to do any of the foregoing.

    9.8 Encumbrances. Borrowers shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including, without limitation, the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on its books; (c) non-consensual statutory liens (other than liens securing the payment of taxes or clean-up, containment, removal, remediation or restoration of property of Borrowers or their subsidiaries under any applicable Environmental Laws) arising in the ordinary course of Borrowers' business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which (subject to normal deductibles) are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on their books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of any Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) pledges or deposits under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases to which a Borrower is a party, or deposits to secure public or statutory obligations of a Borrower or deposits or cash or United States government bonds to secure surety or appeal bonds to which a Borrower is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business; (f) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $5,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (g) debt service reserve funds in an aggregate amount not to exceed $1,275,000 at any one time which may be required under the Kimball IRB Documents to be deposited from time to time with the Trustee thereunder; and (h) the security interests and liens set forth on
Schedule 8.4 hereto. This covenant is not intended to restrict Borrowers from entering into operating leases, as determined in accordance with GAAP.

    9.9 Indebtedness. Borrowers shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Borrowers are contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Borrowers, and with respect to which adequate reserves have been set aside on their books; (c) obligations and indebtedness under the Kimball IRB Documents and lease obligations or purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; provided, that, (i) Borrowers may only make regularly scheduled payments of principal and interest (and, in the case of the Kimball IRB Documents, debt service reserve fund payments) in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date hereof,
(ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as otherwise permitted in this Agreement), and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be; (d) guaranty, suretyship or indemnification obligations in connection with the Borrowers' performance of services in the ordinary course of business; (e) indebtedness under the Existing Senior Notes (provided that such indebtedness shall remain outstanding only until the Existing Senior Notes are redeemed in accordance with Sections 2.3 and 4.3(c)); (f) the Senior Subordinated Notes and guaranties provided in connection with the Senior Subordinated Notes; provided, that, (i) Borrowers shall not make payments on the Senior Subordinated Notes except as permitted under the terms and conditions of the Subordination Agreement between the Lender and the holders of the Senior

Subordinated Notes, (ii) Borrowers shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except as provided in the Subordination Agreement, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose (except as permitted by the Subordination Agreement), and (iii) Borrowers shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Borrower or on its behalf, promptly after the receipt thereof, or sent by any Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and (g) refinancings of the Senior Subordinated Notes as provided in
Schedule 9.11 hereto.

    9.10 Loans, Investments, Guarantees, Etc. Borrowers shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of the Borrower or to bearer and delivered to Lender, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments; (c) the guarantees set forth in the Information Certificates; (d) guarantees and loans among Borrowers entered into in the ordinary course of Borrowers' business; and (e) loans and advances to employees in the ordinary course of business in an aggregate amount not to exceed $200,000 at any time outstanding.

    9.11 Dividends and Redemptions. Borrowers shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Borrower now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except as set forth on Schedule 9.11 hereto.

    9.12 Transactions with Affiliates. Borrowers shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to Borrowers than Borrowers would obtain in a comparable arm's length transaction with an unaffiliated person.

    9.13 Working Capital. Parent shall, at all times, maintain Working Capital of not less than $10,000,000.00.

    9.14 Adjusted Net Worth. Parent shall, at all times, maintain an Adjusted Net Worth of not less than (i) until such time as the Senior Subordinated Notes are issued and are outstanding, $35,000,000.00 and (ii) upon the issuance of the Senior Subordinated Notes and thereafter, $60,000,000.00.

    9.14A Senior Debt to EBITDA. During the period that the Term Loan B (or any portion thereof) is outstanding, Parent shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, a ratio of: (i) Senior Debt as of such date; to (ii) EBITDA, for the period of twelve consecutive months ending on such date, of not more than 2.25 to 1.00.

    9.14B Minimum EBITDA. During the period that the Term Loan B (or any portion thereof) is outstanding, Parent shall maintain, on a consolidated basis, as of the last day of each fiscal quarter, EBITDA, for the period of twelve consecutive months ending on such date, of not less than $20,000,000:

    9.15 Compliance with ERISA. Borrowers shall not with respect to any "employee pension benefit plans" maintained by any Borrower or any of its ERISA Affiliates.

          (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject any Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA, (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under Section 302 of ERISA,
Section 412 of the Code or the terms of such plan, (iv) allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan, (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation or
(vi) incur any withdrawal liability with respect to any multiemployer pension plan.

          As used in this Section 9.15, the term "employee pension benefit plans," "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in
Section 4975 of the Code and ERISA.

    9.16 Costs and Expenses. Borrowers shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable by Lender and Participants in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (d) customary issuance, transfer and other charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender or any Participant arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); (g) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender and any Participant during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the rate of $600 per person per day for Lender's examiners in the field and office; and (h) the fees and disbursements of counsel (including legal assistants) to Lender and any Participant in connection with any of the foregoing.

    9.17 Additional Bank Accounts. Borrower shall not, directly or indirectly, open, establish or maintain any deposit account, investment account or any other account with any bank or other financial institution, other than the Blocked Accounts and the accounts set forth in Schedule 8.12 hereto, except:
(a) as to any new or additional Blocked Accounts and other such new or additional accounts which contain any Collateral or proceeds thereof, with the prior written consent of Lender and subject to such conditions thereto as Lender may establish and (b) as to any accounts used by Borrower to make payments of payroll, taxes or other obligations to third parties, after prior written notice to Lender.

    9.18 Further Assurances. At the request of Lender at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of CHES or any other Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorize Lender to execute and file one or more UCC financing statements signed only by Lender.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

    10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) (i) Any Borrower fails to pay any of the Obligations (other than third party fees and expenses as set forth in Section 10.1(a)(ii)) when the same becomes due and payable, or (ii) any Borrower fails to pay any third party fees or expenses of Lender within five (5) Business Days of the due date, or (iii) any Borrower or any Obligor fails to perform any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than as described in Section 10.1(a)(i) or (ii) and such failure shall continue unremedied for fourteen (14) days; provided, that, such fourteen (14) day period shall not apply in the case of: (A) any failure to observe any such term, covenant, condition or provision which is not capable of being cured at all or within such fourteen (14) day period or which has been the subject of a prior failure within a six (6) month period or (B) an intentional breach by any Borrower or any Obligor of any such term, covenant, condition or provision, or (C) the failure to observe or perform any of the covenants or provisions contained in Sections 4.3, 6, 7, 9.1, 9.5, 9.7, 9.8, 9.9, 9.11, 9.13,
9.14, 9.14A or 9.14B of this Agreement or any covenants or agreements covering substantially the same matters as such specified sections in any of the other Financing Agreements; or

          (b) any representation, warranty or statement of fact made by any Borrower to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or misleading in any material respect;

          (c) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (d) any judgment for the payment of money is rendered against any Borrower or any Obligor in excess of $100,000.00 in any one case or in excess of $250,000.00 in the aggregate (after deducting any undisputed insurance coverage) and shall remain undischarged (or provision made for such discharge), unvacated and unbonded for a period in excess of sixty (60) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets which has a material adverse effect on the business, assets or prospects of Borrowers on a consolidated basis;

          (e) any Borrower or any Obligor, which is a partnership or corporation, dissolves or suspends or discontinues doing business (except as permitted by Section 9.7);

          (f) any Borrower or any Obligor becomes insolvent (however defined or evidenced), makes an assignment for the benefit of creditors, makes or sends notice of a bulk transfer or calls a meeting of its creditors or principal creditors;

          (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against any Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within thirty
(30) days after the date of its filing or any Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

          (h) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by any Borrower or any Obligor or for all or any part of its property; or

          (i) any default by any Borrower or any Obligor under any agreement, document or instrument relating to any indebtedness for borrowed money owing to any person other than Lender, or any capitalized lease obligations, contingent indebtedness in connection with any guarantee, letter of credit, indemnity or similar type of instrument in favor of any person other than Lender, in any case in an amount in excess of $100,000.00, which default continues unwaived for more than the applicable cure period, if any, with respect thereto, or any default by any Borrower or any Obligor under any material contract, lease, license or other obligation to any person other than Lender, which default continues unwaived for more than the applicable cure period, if any, with respect thereto;

          (j) any change in the ownership of any Borrower or in the controlling ownership of Parent;

          (k) the indictment or threatened indictment of any Borrower or any Obligor under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against any Borrower or any Obligor, pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of any of the property of any Borrower or such Obligor;

          (l) there shall be a default under the Securities Purchase Agreement or under any of the agreements, instruments or documents relating thereto;

          (m) there shall be a material adverse change in the business, assets or prospects of any Borrower or any Obligor after the date hereof;

           (n) there shall be an event of default under any of the other Financing Agreements; or

           (o) there shall be a default under the Kimball IRB Documents.

    10.2   Remedies.

          (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by any Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by any Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrowers, at Borrowers' expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and

Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, each Borrower waives the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due and regardless of the adequacy of any Collateral. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (d) Without limiting the foregoing, upon the occurrence of a Default or an Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Revolving Loans and Letter of Credit Accommodations available to Borrowers and/or (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrowers.

          (e) Whether or not any Borrower is or all Borrowers are then insolvent, and whether or not any deficiency balance is anticipated, any rights of the Lender hereunder may be exercised by a court appointed receiver. In connection therewith, such a receiver shall be appointed upon a petition, motion, or application filed by the Lender with any court of competent jurisdiction and, effective after the occurrence and during the continuation of an Event of Default. Each Borrower hereby irrevocably consents to and approves, without prior notice or hearing, the immediate appointment of a receiver (in connection with a foreclosure action or otherwise) and waives any right to object thereto without regard to the value of the Collateral or the adequacy of any Collateral.

          (f) As the subject matter of this Agreement involves general intangibles such as permits, licenses, certificates, approvals, and authorizations by governmental authorities which by their nature are unique, the Borrowers agree and acknowledge that their failure to observe the provisions hereof will cause irreparable harm to the Lender for which there is no adequate remedy at law and so the provisions hereof shall be specifically enforceable by Lender in a court of equity by injunctive relief without any requirement for Lender to provide a bond or other security or prove or allege that its remedies at law are inadequate.

SECTION 11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW

    11.1   Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver


          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

          (b) each Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

          (c) Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrowers in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Borrowers shall appear in answer to such process, failing which Borrowers shall be deemed in default and judgment may be entered by Lender against Borrowers for the amount of the claim and other relief requested.

          (d) EACH BORROWER AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH BORROWER AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (e) (i) Lender shall not have any liability to Borrowers (whether in tort, contract, equity or otherwise) for losses suffered by any Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation,

Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

          (ii) The exercise by Lender of any one or more of the rights and remedies set forth herein shall not operate or be deemed (A) to place upon Lender any responsibility for the operation, control, care, service, management, maintenance or repair of any property or facilities of Borrowers, or (B) make Lender the "owner" or "operator" of any property or facilities of Borrowers or a "responsible party" within the meaning of applicable Environmental Laws.

    11.2 Waiver of Notices. Each Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Lender may elect to give shall entitle any Borrower to any other or further notice or demand in the same, similar or other circumstances.

    11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

    11.4 Waiver of Counterclaims. Each Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

    11.5   Indemnification.  Each Borrower shall indemnify and hold
Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

SECTION 12.  TERM OF AGREEMENT; MISCELLANEOUS

    12.1   Term.

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the date three (3) years from the date hereof (the "Termination Date"), unless, at the Borrowers' request, the Lender and each Participant elect in their sole and absolute discretion to
extend the Termination Date.   Unless extended with the consent of the Lender
and Participants, this Agreement and the other Financing Agreements shall terminate effective on the Termination Date. Upon the effective date of termination of the Financing Agreements, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral or a letter of credit, from a bank and in form acceptable to Lender, to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next business day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, Boston, Massachusetts time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

          (c) If for any reason this Agreement is terminated prior to the end of the term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrowers agree to pay to Lender, upon the effective date of such termination, an early termination fee in the amount of: 1 1/4% of the Revolving Credit Limit plus the outstanding amount of the 2000 Term Loan. Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrowers agree that it is reasonable under the circumstances currently existing. The Term Loan B may be prepaid in part or in whole as provided in the Term Note B without premium or termination fee. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

    12.2 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to Borrowers at the addresses set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and
(b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

    12.3 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

    12.4 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrowers, assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to another financial institution or other person, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

    12.5 Participant's Security Interest. If a Participant shall at any time participate with Lender in the Loans, Letter of Credit Accommodations or other Obligations, Borrowers hereby grant to such Participant and such Participant shall have and is hereby given, a continuing lien on and security interest in any money, securities and other property of Borrowers in the custody or possession of the Participant, including the right of setoff, to the extent of the Participant's participation in the Obligations and regardless of the adequacy of any Collateral, and such Participant shall be deemed to have the same right of setoff to the extent of its participation in the Obligations, as it would have if it were a direct lender.

    12.6   Confidentiality.

          (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement which is clearly and conspicuously marked as confidential at the time such information is furnished by Borrowers to Lender, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, (iii) in connection with any litigation to which Lender is a party, (iv) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) shall have first agreed in writing to treat such information as confidential in accordance with this Section 12.6, or (v) to counsel for Lender or any participant or assignee (or prospective participant or assignee).

          (b) In no event shall this Section 12.6 or any other provision of this Agreement or applicable law be deemed: (i) to apply to or restrict disclosure of information that has been or is made public by Borrowers or any third party without breach of this Section 12.6 or otherwise become generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender on a non-confidential basis from a person other than Borrowers, (iii) require Lender to return any materials furnished by Borrowers to Lender or (iv) prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this
Section 12.6 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

    12.7 Joint and Several Liability. All Loans made hereunder are made to or for the benefit of each of the Borrowers. The Borrowers are jointly and severally, directly and primarily liable for the full and indefeasible payment when due and performance of all Obligations and for the prompt and full payment and performance of all of the promises, covenants, representations, and warranties made or undertaken by each Borrower under the Financing Agreements and Borrowers agree that such liability is independent of the duties, obligations, and liabilities of each of the joint and several Borrowers. In furtherance of the foregoing, each Borrower jointly and severally, absolutely and unconditionally guaranties to Lender and agrees to be liable for the full and indefeasible payment and performance when due of all the Obligations.

    12.8   Suretyship Waivers and Consents.

          (a) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of persons other than such Borrower (including the other Borrowers) and, in full recognition of that fact, each Borrower consents and agrees that Lender may, at any time and from time to time, without notice or demand (except as provided in and in accordance with the terms of this Agreement), whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to each
Borrower: (i) increase, extend, or otherwise change the time for payment or the terms of the Obligations or any part thereof; (ii) supplement, restate, modify, amend, increase, decrease, or waive, or enter into or give any agreement, approval or consent with respect to, the Obligations or any part thereof, or any of the Financing Agreements or any additional security or guarantees, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (iii) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Financing Agreements or the Obligations or any part thereof; (iv) accept partial payments on the Obligations; (v) receive and hold additional security or guarantees for the Obligations or any part thereof; (vi) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (vii) release any person from any personal liability with respect to the Obligations or any part thereof; (viii) settle, release on terms satisfactory to Lender or by operation of applicable laws or otherwise liquidate or enforce any Obligations and any security therefor or guaranty thereof in any manner, consent to the transfer of any security and bid and purchase at any sale; or (ix) consent to the merger, change, or any other restructuring or termination of the corporate or partnership existence of any Borrower, and correspondingly restructure the Obligations, and any such merger, change, restructuring, or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Obligations.

          (b) Lender may enforce this Agreement independently as to each Borrower and independently of any other remedy or security Lender at any time may have or hold in connection with the Obligations, and it shall not be necessary for Lender to marshal assets in favor of any Borrower or any Obligor or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Lender to marshal assets in favor of any Borrower or any guarantor of the Obligations or to proceed against any other Borrower, and agrees that Lender may proceed against Borrowers or any Collateral in such order as Lender shall determine in its sole and absolute discretion.

          (c) Lender may file a separate action or actions against any Borrower, whether such action is brought or prosecuted with respect to any security or against any guarantor of the Obligations, or whether any other person is joined in any such action or actions. Each Borrower agrees that Lender and each Borrower and any affiliate of any Borrower may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the continuing efficacy of this Agreement. Each Borrower, as a joint and several Borrower hereunder, expressly waives the benefit of any statute of limitations affecting its joint and several liability hereunder (but not its primary liability) or the enforcement of the Obligations or any rights of Lender created or granted herein.

          (d) Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Agreement at all times shall remain effective to cover the full amount of all the Obligations even though the Obligations, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any Borrower and whether or not any Borrower shall have any personal liability with respect thereto.

          (e) Each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of the other Borrower with respect to the Obligations; (ii) the unenforceability or invalidity of any security or guaranty for the Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Obligations; (iii) the cessation for any cause whatsoever of the liability of the any Borrower (other than by reason of the full payment and performance of all Obligations); (iv) any failure of Lender to marshall assets in favor of any Borrower; (v) any failure of Lender to give notice to any Borrower of sale or other disposition of Collateral of another Borrower or any defect in any notice that may be given in connection with any such sale or disposition of Collateral of any Borrower securing the Obligations; (vi) any failure of Lender to comply with applicable law in connection with the sale or other disposition of any Collateral or other security of any Borrower, for any Obligation, including any failure of Lender to conduct a commercially reasonable sale or other disposition of any Collateral or other security of the other Borrower for any Obligation;
(vii) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of the other Borrower or the Obligations of the other Borrower or any security or guaranty therefor by operation of law or otherwise; (viii) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation; (ix) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Borrower; (x) the avoidance of any lien or security interest in assets of the other Borrower in favor of Lender for any reason; or (xi) any action taken by Lender that is authorized by this section or any other provision of any Loan Document. Until such time, if any, as all of the Obligations have been indefeasibly paid and performed in full and no portion of any commitment of Lender to Borrowers under any Financing Agreement remains in effect, Borrowers' rights of subrogation, contribution, reimbursement, or indemnity against the other shall be fully and completely subordinated to the indefeasible repayment in full of the Obligations, and each Borrower expressly waives any right to enforce any remedy that it now has or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lender.

          (f) To the fullest extent permitted by applicable law, each Borrower expressly waives and agrees not to assert, any and all defenses in its favor based upon an election of remedies by Lender which destroys, diminishes, or affects such Borrower's subrogation rights against the other Borrowers, or against any Obligor, and/or (except as explicitly provided for herein) any rights to proceed against each other Borrower, or any other party liable to Lender, for reimbursement, contribution, indemnity, or otherwise.

          (g) Borrowers and each of them warrant and agree that each of the waivers and consents set forth herein are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy, or otherwise adversely affect rights which Borrowers otherwise may have against each other, Lender, or others, or against Collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or law. If any of the waivers or consents herein are determined to be contrary to any applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

    12.9 Contribution Agreement. As an inducement to Lender to enter into the Financing Agreements and to make the loans and extend credit to the Borrowers, each Borrower and each Obligor agrees to indemnify and hold the other harmless from and each shall have a continuing right of contribution against the other Borrowers and any Obligors, if and to the extent that a Borrower makes or is caused to make disproportionate payments in excess of that Borrower's Proportionate Share of the Loans or contributions (from dispositions of its assets or otherwise) to the repayment and satisfaction of the Obligations.
These indemnification and contribution obligations shall be unconditional and continuing obligations of the Borrowers and Obligors and shall not be waived, rescinded, modified, limited or terminated in any way whatsoever without the prior written consent of Lender, in its sole discretion. For purposes hereof, the Proportionate Share of a Borrower shall mean the Adjusted Net Worth of such Borrower divided by the Adjusted Net Worth of all the Borrowers in the aggregate on the date of this Agreement.

    12.10  PREJUDGMENT REMEDIES.  EACH BORROWER HEREBY WAIVES SUCH RIGHTS AS
IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTIONS 52-278A, ET-SEQ., AS AMENDED, PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS THE LENDER MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE ANY BORROWER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF A BORROWER'S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST A BORROWER. EACH BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY LENDER.

    12.11  Entire Agreement.  This Agreement, the other Financing
Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

    12.12 Original Loan Agreement and Financing Agreements. The Borrowers and the Lender agree that, upon the satisfaction of each of the conditions set forth in Section 4.1, this Agreement amends, restates, and supercedes the Original Loan Agreement, provided that each of the Obligations outstanding under the Original Loan Agreement (other than the Term Loan which will be repaid with the Term Loan B) shall become Obligations under this Agreement and all interest, fees and charges payable under the Original Loan Agreement shall continue in effect and be payable as provided under this Agreement subject to any change or modification thereto that is provided in this Agreement. The Borrower acknowledges and agrees that from and after the date of this Agreement that (i) all Financing Agreements shall continue without any diminution thereof and shall remain in full force and effect, (ii) each reference in the Financing Agreements to "Lender" shall be references to "Lender" as defined in this Agreement, (iii) each reference in the Financing Agreements to "Borrowers" shall be references to "Borrowers" as defined in this Agreement, (iv) each reference in the Financing Agreements to "Obligations" shall be references to "Obligations" as defined in this Agreement, and (v) each reference in the Financing Agreements to "Loan Agreement", "Loan and Security Agreement" or "Agreement" shall be references to this "Agreement" as defined in this Agreement.

    12.13 Parent Security Documents. In connection with the Original Loan Agreement and Parent's Guarantee dated May 8, 1995 and in order to secure the obligations thereunder, Parent executed and delivered to the Lender a General Security Agreement, Pledge And Security Agreement (Stock and Other Securities), Trademark Collateral Assignment And Security Agreement, and Patent Collateral Assignment and Security Agreement, each dated May 8, 1995 (together with all other instruments, financing statements, documents and agreements executed and/or delivered from time to time by Parent, as each has been amended, modified and/or supplemented, the "Parent Security Documents"). Notwithstanding that the Parent Security Documents were initially executed and/or delivered at a time when Parent was a guarantor and not a borrower, Parent hereby ratifies and confirms that each of the Parent Security Documents, the security interests and liens granted thereunder, and the collateral and property to which such security interests and liens attach, shall secure Parent's Obligations as a Borrower under this Loan Agreement and the other Financing Agreements.

    IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as of the day and year first above written.



                       [SIGNATURES CONTINUED ON NEXT PAGE]

LENDER                               BORROWERS
------                               ---------

CONGRESS FINANCIAL CORPORATION       CLEAN HARBORS, INC.
(NEW ENGLAND)

By: /s/ Edward Shifman               By: /s/ Stephen H. Moynihan
----------------------------            --------------------------------
 Name: Edward Shifman                    Name:  Stephen H. Moynihan
 Title: Senior Vice President            Title: Senior Vice President

Address:                             Chief Executive Office
-------                              ----------------------
One Post Office Square               1501 Washington Street
Boston, MA  02109                    Braintree, MA  02184

                                     CLEAN HARBORS ENVIRONMENTAL
                                     SERVICES, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                     Chief Executive Office
                                     ----------------------

                                     1501 Washington Street
                                     Braintree, MA 02184

                                     CLEAN HARBORS KINGSTON FACILITY CORPORATION


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                     Chief Executive Office:

                                     1501 Washington Street
                                     Braintree, MA 02184

                                    CLEAN HARBORS OF BRAINTREE, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office:

                                    1501 Washington Street
                                    Braintree, MA 02184

                                    CLEAN HARBORS SERVICES, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office:

                                    1501 Washington Street
                                    Braintree, MA 02184

                                    CLEAN HARBORS OF NATICK, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                     Chief Executive Office:

                                     1501 Washington Street
                                     Braintree, MA 02184

                                    CLEAN HARBORS OF CONNECTICUT, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office:

                                    761 Middle Street
                                    Bristol, CT  06010

                                    MURPHY'S WASTE OIL SERVICE, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office:

                                    1501 Washington Street
                                    Braintree, MA 02184

                                    MR. FRANK, INC.

                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office:

                                    1501 Washington Street
                                    Braintree, MA 02184

                                    SPRING GROVE RESOURCE RECOVERY, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office:

                                    4879 Spring Grove Avenue
                                    Cincinnati, OH  45232

                                    HARBOR MANAGEMENT CONSULTANTS, INC.


                                     By: /s/ Stephen H. Moynihan
                                        --------------------------------
                                        Name:  Stephen H. Moynihan
                                        Title: Senior Vice President

                                    Chief Executive Office

                                    1501 Washington Street
                                    Braintree, MA 02184

                                  SCHEDULE 8.4
                                  ------------

                                 EXISTING LIENS

    There are no existing liens (other than liens permitted under Section 9.8 which secure debt now outstanding)

                                  SCHEDULE 9.11

                 PERMITTED REFINANCINGS, PAYMENTS AND DIVIDENDS

    1. Refinancing of Senior Subordinated Notes. So long as no Default or Event of Default exists and is continuing or would occur as a result of an action taken hereby, Borrowers may refinance the Senior Subordinated Notes as long as (i) the material terms and conditions (including, without limitation, term, interest rate, fees, covenants and events of default) of the replacement subordinated notes are no less advantageous to the Borrowers than the terms and conditions of the Senior Subordinated Notes, (ii) the original principal amount of such replacement subordinated notes does not exceed the principal amount of the Senior Subordinated Notes on the date of such refinancing, and (iii) the holders of the replacement subordinated notes enter into a Subordination Agreement on substantially the same terms and conditions as the Subordination Agreement between Lender and the holders of the Senior Subordinated Notes.

    2. Payments on the Kimball IRB Documents. Subject to Section 9.11, the Borrowers may make regularly scheduled interest and sinking fund payments, and any debt service reserve fund payments, as are required by the Kimball IRB Documents as in effect on the date of the Agreement.

    3. Dividends on Outstanding Preferred Stock. So long as no Default or Event of Default exists and is continuing or would occur as the result of a payment made hereby, the Parent may make regularly scheduled dividend payments upon its 112,000 outstanding shares of Series B Convertible Preferred Stock (which require quarterly payments at an annual rate of $4.00 per share).



                                      -1-